                                                                    EXHIBIT 25.1


================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                          --------------------------

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2)
                          --------------------------

                       FIRST TRUST NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)

                                  36-4046888
                               (I.R.S. Employer
                              Identification No.)

             111 East Wacker Drive                        60601
                  Suite 3000                           (Zip code)
              Chicago, Illinois
             (Address of principal
               executive offices)

                          --------------------------

                                H. H. HALL, JR.
                       FIRST TRUST NATIONAL ASSOCIATION
                       111 East Wacker Drive, Suite 3000
                            Chicago, Illinois 60601
                           Telephone (312) 228-9448
          (Name, address, and telephone number of agent for service)

                          --------------------------

                           BAXTER INTERNATIONAL INC.
              (Exact name of obligor as specified in its charter)

                Delaware                               36-0781620
    (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)                Identification No.)

          One Baxter Parkway                             60015
         Deerfield, Illinois                          (Zip code)
        (Address of principal
          executive offices)

                                Debt Securities
                        (Title of Indenture Securities)

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

Item 1.  General Information

     Furnish the following information as to the Trustee:

     (A) Name and address of each examining or supervising authority to which it is subject.

     Comptroller of the Currency, Washington, D.C.

     (B)  Whether it is authorized to exercise corporate trust powers.

     Yes.

Item 2.  Affiliations with the Obligor.

     If the obligor is an affiliate of the Trustee, describe each such affiliation.

     The obligor is not an affiliate of the trustee.

Item 3.  Voting Securities of the Trustee.

     Furnish the following information as to each class of voting securities of the Trustee:

                             As of March 13, 1998
                                                          Col. B
              Col. A                                      Amount
          Title of Class                                Outstanding
          --------------                                -----------

     Not applicable by virtue of response to Item 13.

Item 4.  Trusteeships under other Indentures.

     If the Trustee is a Trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

     (A)  Title of the securities outstanding under each such other indenture.

     Not applicable by virtue of response to Item 13.

     (B) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the act arises as a result of the Trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

     Not applicable by virtue of response to Item 13.

Item 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

     If the Trustee or any of the directors or executive officers of the Trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

     Not applicable by virtue of response to Item 13.

Item 6.  Voting Securities of the Trustee owned by the Obligor or its Officials.

     Furnish the following information as to the voting securities of the Trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

                             As of March 13, 1998

           Col. A                    Col. B             Col. C                    Col. D
                                                                                Percentage
                                                                                 of Voting
                                                                                Securities
                                                                               Represented
                                                                                by Amount
                                    Title of           Amount Owned              Given in
           Name of Owner              Class            Beneficially               Col. C
           -------------            --------           ------------            -----------



     Not applicable by virtue of response to Item 13.

Item 7.  Voting Securities of the Trustee Owned by Underwriters or Their
Officials.

     Furnish the following information as to the voting securities of the Trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter.

                             As of March 13, 1998

           Col. A                    Col. B             Col. C                    Col. D
                                                                                Percentage
                                                                                 of Voting
                                                                                Securities
                                                                               Represented
                                                                                by Amount
                                    Title of           Amount Owned              Given in
           Name of Owner              Class            Beneficially               Col. C
           -------------            --------           ------------            -----------



     Not applicable by virtue of response to Item 13.

Item 8.  Securities of the Obligor Owned or Held by the Trustee.

     Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the
Trustee:

                             As of March 13, 1998

           Col. A                     Col. B                   Col. C              Col. D
                                      Whether
                                        the
                                    Securities              Amount Owned
                                    are Voting          Beneficially or held   Percent of Class
                                        or             as Collateral Security   Represented by
                                     Nonvoting           for Obligations in      Amount Given
       Title of Class               Securities           Default by Trustee        in Col. C
       --------------               ----------         ----------------------  -----------------



     Not applicable by virtue of response to Item 13.

Item 9.  Securities of Underwriters owned or held by the Trustee.

     If the Trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the Trustee.

                             As of March 13, 1998

           Col. A                                   Col. B                         Col. C                    Col. D
                                                                                Amount Owned
                                                                            Beneficially or held         Percent of Class
                                                                           as Collateral Security         Represented by
                                                    Amount                   for Obligations in            Amount Given
Name of Issuer and Title of Class                Outstanding                 Default by Trustee              in Col. C
---------------------------------                -----------               ----------------------        ----------------



     Not applicable by virtue of response to Item 13.

Item 10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

     If the Trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the Trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

                             As of March 13, 1998

           Col. A                                   Col. B                         Col. C                    Col. D
                                                                                Amount Owned
                                                                            Beneficially or held         Percent of Class
                                                                           as Collateral Security         Represented by
                                                    Amount                   for Obligations in            Amount Given
Name of Issuer and Title of Class                Outstanding                 Default by Trustee             in Col. C
---------------------------------                -----------               ----------------------        ----------------



     Not applicable by virtue of response to Item 13.

Item 11. Ownership of Holdings by the Trustee of any securities of a Person Owning 50 Percent or more of the Voting Securities of the Obligor.

     If the Trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the Trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the Trustee.

                             As of March 13, 1998

           Col. A                                   Col. B                         Col. C                    Col. D
                                                                                Amount Owned
                                                                            Beneficially or held        Percent of Class
                                                                           as Collateral Security        Represented by
                                                    Amount                   for Obligations in           Amount Given
Name of Issuer and Title of Class                 Outstanding                Default by Trustee             in Col. C
---------------------------------                 -----------              ----------------------       -----------------



     Not applicable by virtue of response to Item 13.

Item 12. Indebtedness of the Obligor to the Trustee.

     Except as noted in the instructions, if the obligor is indebted to the Trustee, furnish the following information:

                             As of March 13, 1998


                  Col. A                      Col. B           Col. C
          Nature of Indebtedness        Amount Outstanding    Date Due
          ----------------------        ------------------    --------




     Not applicable by virtue of response to Item 13.

Item 13. Defaults by the Obligor.

     (A) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

     There is not nor has there been a default with respect to the securities under this indenture.

     (B) If the Trustee is a Trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

     There is not nor has there been a default with respect to the securities under this indenture. The trustee is not a trustee under another indenture under which securities are outstanding.

Item 14. Affiliations with the Underwriters.

     If any underwriter is an affiliate of the Trustees, describe each such affiliation.

     Not applicable by virtue of response to Item 13.

Item 15. Foreign Trustee.

     Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the act.

     Not applicable.

Item 16. List of Exhibits.

     List below all exhibits filed as a part of this statement of eligibility.

     1. A copy of the Articles of Association of First Trust National Association as now in effect, incorporated herein by reference to Exhibit 1 to T-1, Registration No. 333-19025.

     2. A copy of the certificate of authority to commence business, incorporated herein by reference to Exhibit 2 to T-1; Registration No. 33-64175.

     3. A copy of the certificate of authority to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 to T-1; Registration No. 33-64175.

     4. A copy of the existing By-Laws of First Trust National Association as now in effect, incorporated herein by reference to Exhibit 4 to T-1; Registration No. 333-29571.

     5. Not applicable by virtue of response to Item 13.

     6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 to T-1; Registration No. 33-64175.

     7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority, filed herewith.

     8. Not applicable.

     9. Not applicable.

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, First Trust National Association, A National Banking Association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, as of the 13th day of March, 1998.

                                       First Trust National Association



                                       By:       /s/ H. H. HALL, JR.
                                          -------------------------------------
                                                     H. H. HALL, JR.
                                                   Vice President and
                                                   Assistant Secretary


Legal Title of Bank:    FIRST TRUST NATIONAL ASSOCIATION                     Call Date:    12/31/97    ST-BK:  17-1638   FFIEC  033
Address:               400 North Michigan Avenue                             Vendor ID:    D           CERT:   34094     Page  RC-1
City,  State     Zip:  Chicago, IL 60611                                                                                       9
Transit Number:        |0|9|6|0|0|0|6|9
                       ----------------

Consolidated Report of Condition for Insured Commercial and State-Chartered
Saving Banks for December 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet
                                                                                                               C200 (less than)
                                                                                                    Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------------------
ASSETS
 1. Cash and balances due from depository institutions (from Schedule RC-A):                     RCON
    a. Noninterest-bearing balances and currency and coin(1)__________________________________   0081..      55,536    1.a
    b. Interest-bearing balances(2)___________________________________________________________   0071..           0    1.b
 2. Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A)_____________________________   1754..           0    2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)___________________________   1773..       3,216    2.b
 3. Federal funds sold and securities purchased under agreements to resell____________________   1350..           0    3.
 4. Loans and lease financing receivables:
    a. Loans and leases, net of unearned income                            RCON
       (from Schedule RC-C)______________________________________________  2122..        0       ..................    4.a
    b. LESS: Allowance for loan and lease losses_________________________  3123..        0       ..................    4.b
    c. LESS: Allocated transfer risk reserve_____________________________  3128..        0       ..................    4.c
    d. Loans and leases, net of unearned income,
       allowance, and reserve (item 4.a minus 4.b and 4.c)____________________________________   2125..          0     4.d
 5. Trading assets ___________________________________________________________________________   3545..          0     5.
 6. Premises and fixed assets (including capitalized leases)__________________________________   2145..         95     6.
 7. Other real estate owned (from Schedule RC-M)______________________________________________   2150..          0     7.
 8. Investments in unconsolidated subsidiaries and associated companies (from
    Schedule RC-M)____________________________________________________________________________   2130..          0     8.
 9. Customers' liability to this bank on acceptances outstanding______________________________   2155..          0     9.
10. Intangible assets (from Schedule RC-M)____________________________________________________   2143..     48,072    10.
11. Other assets (from Schedule RC-F)_________________________________________________________   2160..      2,435    11.
12. Total assets (sum of items 1 through 11)__________________________________________________   2170..    109,354    12.
-------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.


First Trust National Association          Call Date: 12/31/97        ST-BK: 17-1638        FFIEC  033
400 North Michigan Avenue                 Vendor ID: D               CERT:  34094           Page RC-2
Chicago, IL 60611                                                                              10

Transit Number: 09600069

Schedule RC--Continued

                                                                                                        Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
                                                                                           RCON
13. Deposits:                                                                              ----
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)______     2200 . .               0     13.a
                                                            RCON
                                                            ----
       (1) Noninterest-bearing (1)_________________________ 6631 . .             0                      . . . . . .     13.a.1
       (2) Interest-bearing________________________________ 6636 . .             0                      . . . . . .     13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs__________________                  . . . . . .
       (1) Noninterest-bearing________________________________________________________                  . . . . . .
       (2) Interest-bearing___________________________________________________________                  . . . . . .
14. Federal funds purchased and securities sold under agreements to repurchase________     2800 . .               0     14.
15. a. Demand notes issued to the U.S. Treasury_______________________________________     2840 . .               0     15.a
    b. Trading liabilities____________________________________________________________     3548 . .               0     15.b
16. Other borrowed money  (includes mortgage indebtedness and obligations under capitalized leases):
    a. With a remaining maturity of one year or less__________________________________     2332 . .               0     16.a
    b. With a remaining maturity of more than one year through three years____________     A547 . .               0     16.b
    c. With a remaining maturity of more than three years_____________________________     A548 . .               0     16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding___________________________     2920 . .               0     18.
19. Subordinated notes and debentures (2)_____________________________________________     3200 . .               0     19.
20. Other liabilities (from Schedule RC-G)____________________________________________     2930 . .           2,072     20.
21. Total liabilities (sum of items 13 through 20)____________________________________     2948 . .           2,072     21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus_____________________________________     3838 . .               0     23.
24. Common stock______________________________________________________________________     3230 . .           1,000     24.
25. Surplus (exclude all surplus related to preferred stock)__________________________     3839 . .         106,712     25.
26. a. Undivided profits and capital reserves_________________________________________     3632 . .            (430)    26.a
    b. Net unrealized holding gains (losses) on available-for-sale securities_________     8434 . .               0     26.b
27. Cumulative foreign currency translation adjustments_______________________________                  . . . . . .
28. Total equity capital (sum of items 23 through 27)_________________________________     3210 . .         107,282     28.
29. Total liabilities and equity capital (sum of items 21 and 28)_____________________     3300 . .         109,354     29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by
   independent external auditors as of any date during 1996...........................     6724 . .             N/A     M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work
--------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited life preferred stock and related surplus.

400 North Michigan Avenue                 Vendor ID: D               CERT:  34094           Page RC-3
Chicago, IL 60611                                                                              11

Transit Number: 09600069

Schedule RC-A--Cash and Balances Due From Depository Institutions

Exclude assets held for trading.

                                                                                                                      C205
                                                                                                    Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------------------
1. Cash items in process of collection, unposted debits, and currency and coin:              RCON
                                                                                             ----
   a.  Cash items in process of collection and unposted debits____________________________   0020 . .           0      1.a
   b.  Currency and coin__________________________________________________________________   0080 . .           0      1.b
2. Balances due from depository institutions in the U.S.:
   a.  U.S. branches and agencies of foreign banks________________________________________   0083 . .           0      2.a
   b.  Other commercial banks in the U.S. and other depository institutions in the U.S.___   0085 . .      55,536      2.b
3. Balances due from banks in foreign countries and foreign central banks:
   a.  Foreign branches of other U.S. banks_______________________________________________   0073 . .           0      3.a
   b.  Other banks in foreign countries and foreign central banks_________________________   0074 . .           0      3.b
4. Balances due from Federal Reserve Banks________________________________________________   0090 . .           0      4.
5. Total (sum of items 1 through 4) (must equal Schedule RC, sum of items 1.a  and 1.b)___   0010 . .      55,536      5.

Memorandum                                                                                          Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------------------
1. Noninterest-bearing balances due from commercial banks in the U.S.                        RCON
                                                                                             ----
   (included in items 2.a and 2.b above)__________________________________________________   0050 . .      55,536      M.1